Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 23, 2004, which appears on page F-1 of the annual report on Form 10-K/A of Entrx Corporation for the years ended December 31, 2003 and 2002, and to reference to our Firm under the caption “Experts” in the Prospectus.

Virchow, Krause & Company, LLP

Minneapolis, Minnesota

April 30, 2004